SECURITIES AND EXCHANGE COMMISSION
Washington, DC   20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 11, 2015

VECTREN CORPORATION
(Exact name of registrant as specified in its charter)

Commission File No.	Registrant, State of Incorporation, Address, and Telephone Number	I.R.S Employer Identification No.

1-15467	Vectren Corporation	35-2086905
(An Indiana Corporation)
One Vectren Square,
Evansville, Indiana 47708
(812) 491-4000

1-16739	Vectren Utility Holdings, Inc.	35-2104850
(An Indiana Corporation)
One Vectren Square,
Evansville, Indiana 47708
(812) 491-4000

Former name or address, if changed since last report:
N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On June 11, 2015, Vectren Utility Holdings, Inc. (VUHI), a wholly owned subsidiary of Vectren Corporation, entered into a private placement Note Purchase Agreement pursuant to which institutional investors have agreed to purchase the following tranches of notes: (i) $25,000,000 3.90% Guaranteed Senior Notes, Series A, due December 15, 2035, (ii) $135,000,000 4.36% Guaranteed Senior Notes, Series B, due December, 15, 2045, and (iii) $40,000,000 4.51% Guaranteed Senior Notes, Series C, due December 15, 2055. The notes will be unconditionally guaranteed by Indiana Gas Company, Inc., Southern Indiana Gas and Electric Company and Vectren Energy Delivery of Ohio, Inc., wholly owned subsidiaries of VUHI.

Additionally, on June 11, 2015, Vectren Capital, Corp., a wholly owned subsidiary of Vectren Corporation, entered into a private placement Note Purchase Agreement pursuant to which institutional investors have agreed to purchase the following tranches of notes: (i) $75,000,000 3.33% Guaranteed Senior Notes, Series A, due December 15, 2022 and (ii) $75,000,000 3.90% Guaranteed Senior Notes, Series B, due December 15, 2030. The notes will be guaranteed by Vectren Corporation.

Subject to the satisfaction of customary conditions precedent, both financings are scheduled to close on or about December 15, 2015. The Note Purchase Agreements contain customary representations, warranties, and covenants. A copy of both Note Purchase Agreements are attached as Exhibit 4.1 and 4.2 to this Current Report on Form 8-K.

Item 9.01  Exhibits

 (d) Exhibits

Exhibit Number	Description

4.1	Note Purchase Agreement for Vectren Utility Holdings, Inc. dated June 11, 2015
4.2	Note Purchase Agreement for Vectren Capital, Corp. dated June 11, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VECTREN CORPORATION VECTREN UTILITY HOLDINGS, INC
June 12, 2015

By: /s/ M. Susan Hardwick
M. Susan Hardwick
Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

The following Exhibits are filed as part of this Report to the extent described in Item 1.01:

Exhibit Number	Description

4.1	Note Purchase Agreement for Vectren Utility Holdings, Inc. dated June 11, 2015
4.2	Note Purchase Agreement for Vectren Capital, Corp. dated June 11, 2015